EXHIBIT 99


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EMCLAIRE FINANCIAL CORP.

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612 Main Street
Emlenton, PA  16373



         Acquisition of Peoples Savings Financial Corporation Completed



For Immediate Release

Tuesday,  September 01, 1998
Contact:  David L. Cox, President, or,
          John J. Boczar, Chief Financial Officer
          Emclaire Financial Corp.
          724-867-2311

Emlenton, PA -- Emclaire Financial Corp. ("Emclaire")(OTCBB symbol "EMCF"), the holding company for The Farmers National Bank of Emlenton ("Farmers"), announced that it completed the acquisition of Peoples Savings Financial Corporation ("Peoples"), the holding company for Peoples Savings Bank ("Peoples Savings") on August 31,1998.

Peoples Savings operates three offices located in Ridgway, DuBois and Brookville, Pennsylvania. These offices will now operate as branches of Farmers. "With the addition of these new offices, our branch network now consists of eleven offices operating in six counties," stated David L. Cox, President and Chief Executive Officer of Emclaire. "The markets served by Peoples Savings adjoin or overlap markets served by Farmers, making this merger a natural fit. The acquisition of Peoples affords us an opportunity to expand those markets, and to expand the products and services offered to Peoples current customers," Mr. Cox continued. With this acquisition, Emclaire will have total consolidated assets of approximately $183 million, and total stockholders' equity of $21 million.

Hopper Soliday & Co., Inc. assisted Emclaire in the acquisition.